UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023 (February 28, 2023)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 28, 2023, Warner Music Group Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2023 (the “2023 Proxy Statement”). The final voting results are as follows:

Proposal 1: The Company’s stockholders elected the eleven director nominees named in the Company’s 2023 Proxy Statement to serve for a one-year term ending at the 2024 Annual Meeting of Stockholders. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Robert Kyncl	7,628,855,143	1,141,279	1,378,560	19,458,510
Lincoln Benet	7,565,733,402	64,263,159	1,378,421	19,458,510
Alex Blavatnik	7,564,971,621	65,025,072	1,378,289	19,458,510
Len Blavatnik	7,626,770,034	3,226,580	1,378,368	19,458,510
Mathias Döpfner	7,591,060,060	38,935,584	1,379,338	19,458,510
Nancy Dubuc	7,629,447,422	548,531	1,379,029	19,458,510
Noreena Hertz	7,598,596,359	31,132,384	1,646,239	19,458,510
Ynon Kreiz	7,598,841,377	31,154,449	1,379,156	19,458,510
Ceci Kurzman	7,580,604,506	49,391,469	1,379,007	19,458,510
Michael Lynton	7,621,139,526	8,856,627	1,378,829	19,458,510
Donald Wagner	7,593,458,388	36,537,996	1,378,598	19,458,510

Proposal 2: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
7,647,949,186	1,519,584	1,364,722	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President and General Counsel

Date: March 2, 2023